UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 6, 2004

Matrix Service Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15461	73-1352174
(Commission File Number)	(IRS Employer Identification No.)

10701 E. Ute Street Tulsa, Oklahoma	74116
(Address of Principal Executive Offices)	(Zip Code)

918-838-8822

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 6, 2004, Matrix Service Company (“Matrix”) entered into an amendment effective as of November 30, 2004 (“Amendment 8”), to the Credit Agreement, dated as of March 7, 2003, by and among Matrix, certain of its subsidiaries, the various lenders party thereto (the “Lenders”), and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, N.A.), as a Lender, LC Issuer and as Agent for the Lenders (the “Credit Agreement”).

Among other things, Amendment 8:

•	reduces the interest rate on the Term Note B from 18% per annum fixed to 12.5% per annum fixed commencing December 1, 2004 until March 31, 2005, on which date such rate will increase to 18% per annum fixed until June 30, 2005, on which date such rate will again increase to 21% per annum fixed;

•	provides that upon the sale by Matrix of common stock or other equity or the issuance of subordinated indebtedness, Matrix shall apply 100% of the net proceeds from the sale of such securities first to its obligations under Term Note B and then to its obligations under the term loans or revolving loans as Matrix may choose;

•	requires Matrix to make a mandatory prepayment on its revolving loans in the event that the aggregate principal amount of the outstanding revolving loans and letter of credit obligations exceeds the borrowing base;

•	reduces the amount of letters of credit Matrix can issue from $25,000,000 to $15,000,000;

•	provides that upon the receipt by Matrix of proceeds from the collection of certain “Large Disputed Accounts,” Matrix will apply 100% of the net proceeds first to its obligations under Term Note B and then to its obligations under the term loans or revolving loans as Matrix may choose.

Other than in respect of the Credit Agreement and Amendment 8, there are no material relationships between Matrix, its subsidiaries, the Lenders and their respective affiliates, except that some of the Lenders and their affiliates have engaged and may engage in commercial and investment banking transactions with Matrix in the ordinary course of business, and also provide or have provided advisory and financial services to Matrix.

The Lenders and their affiliates will receive customary fees and commissions for these transactions.

A copy of Amendment 8 is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference as though fully set forth herein. The foregoing summary description of Amendment 8 and the transactions contemplated therein is not intended to be complete and is qualified in its entirety by the complete text of Amendment 8.

Item 7.01 Regulation F-D Disclosure

On December 7, 2004, Matrix reported that it had amended its senior credit facility, reducing the interest rate on the $20 million Term Note B to 12.5% effective December 1, 2004 through March 31, 2005. During this 120-day period, Matrix will be working with its senior lenders to provide for a more permanent refinancing solution to Term Note B.

The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Current Report on Form 8-K, and the Exhibit attached hereto is being furnished pursuant to Item 8.01 Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amendment 8 to Credit Agreement

99.1	Press Release, dated December 7, 2004, announcing amendment to senior credit facility

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: December 7, 2004	By:	/s/ George L. Austin
George L. Austin
Chief Financial Officer and
Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment 8 to Credit Agreement

99.1	Press Release, dated December 7, 2004, announcing amendment to senior credit facility